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Synchronoss Announces CFO Transition Plan
Company Reaffirms Fiscal Year 2021 Guidance

BRIDGEWATER, N.J. – June 16, 2021– Synchronoss Technologies, Inc. (NASDAQ: SNCR), a global leader and innovator of cloud, messaging and digital products and platforms, today announced a CFO transition plan with current Chief Financial Officer (CFO) David Clark stepping down from his role on August 9, 2021, to pursue other personal and career interests. Clark’s transition is unrelated to the Company’s financial reporting and business performance, and the Company is reaffirming 2021 guidance previously provided on May 10, 2021, in parallel with today’s announcement. Clark was appointed CFO in August 2018.

Commenting on Clark’s departure, Jeff Miller, President and CEO of Synchronoss, said: “I’ve enjoyed working alongside David and thank him for his commitment to the Company. David joined Synchronoss to make enhancements to our operational controls and reporting. During his tenure he has helped Synchronoss navigate successfully through significant improvements in management of operating expenses and implementation of financial governance and controls. I firmly believe his contributions have positioned us for future growth and success. On a personal note, I wish him only the best with his future endeavors and appreciate his support during this leadership transition.”

An executive search for Clark’s replacement is currently underway. He will remain in his current role until his departure date and will support Synchronoss as it transitions the CFO role to a successor.

About Synchronoss
Synchronoss Technologies (NASDAQ: SNCR) builds software that empowers companies around the world to connect with their subscribers in trusted and meaningful ways. The company’s collection of products helps streamline networks, simplify onboarding and engage subscribers to unleash new revenue streams, reduce costs and increase speed to market. Hundreds of millions of subscribers trust Synchronoss products to stay in sync with the people, services and content they love. That’s why more than 1,500 talented Synchronoss employees worldwide strive each day to reimagine a world in sync. Learn more at www.synchronoss.com.

Forward-Looking Statements

This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. Synchronoss has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the Company’s growth strategies, the anticipated trends and challenges in the business and the market in which the Company operates, the Company’s expectations regarding federal, state and foreign regulatory requirements, the pending lawsuits against the Company described in its most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which are on file with the SEC and available on the SEC’s website at www.sec.gov. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Media Contacts

For Synchronoss:
Anais Merlin, CCgroup UK
Diane Rose, CCgroup US
E: synchronoss@ccgrouppr.com

Investor Contact
For Synchronoss: Todd Kehrli/Joo-Hun Kim, MKR Investor Relations, Inc., E: investor@synchronoss.com